[LETTERHEAD OF DECHERT]

                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006



September 18, 2002

VIA EDGAR

The Board of Trustees
ING Equity Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re:   ING Equity Trust on behalf of ING Real Estate Fund
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Dear Ladies and Gentlemen:

We have acted as counsel to ING Equity Trust, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by ING Real Estate Fund, a series of the Trust, of the assets of CRA Realty Shares Portfolio, a series of The Advisors' Inner Circle Fund, which were registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust on August 23, 2002 with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization dated August 20, 2002 referenced therein, will be legally and validly issued, and fully paid and non-assessable by the Trust.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

/s/ Dechert